UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2012
 ____________________________________
Washington Federal, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________________

Washington	001-34654	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
425 Pike Street, Seattle, Washington 98101
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Washington Federal, Inc. was held on January 18, 2012. The four items voted upon by shareholders included 1) the election of four directors, one for a one-year term and three for a three-year term, 2) the approval of a non-binding, advisory proposal on the compensation of Washington Federal executive officers, 3) the recommendation, based on a non-binding advisory vote, of the frequency of future advisory votes on the compensation of Washington Federal executive officers and 4) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants for fiscal 2012. The results of the voting were as follows:

	Votes Cast		Votes	Total
	For	Against	Withheld	Votes Cast
Election of Directors
One-year term:
John F. Clearman	86,041,246	—	1,905,559	87,946,805
Three-year term:
Liane J. Pelletier	87,103,664	—	843,141	87,946,805
Mark N. Tabbutt	87,116,314	—	830,491	87,946,805
Roy M. Whitehead	84,982,733	—	2,964,072	87,946,805

Non-binding advisory vote on
executive compensation	86,330,870	717,103	898,832	87,946,805

Non-binding advisory vote on
frequency of future advisory
votes on executive compensation
3 years	8,162,776			8,162,776
2 years	456,001			456,001
1 year	78,484,445			78,484,445
Abstained			843,583	843,583
				87,946,805

Ratify appointment of
Deloitte & Touche LLP	99,684,089	1,704,893	164,218	101,553,200

Based on the results above, all of the business voted upon by the shareholders was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 20, 2012	WASHINGTON FEDERAL, INC.

	By:	/s/ BRENT J. BEARDALL
Brent J. Beardall
Executive Vice President and Chief Financial Officer

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